EXHIBIT 4.33

                              Consulting Agreement

                         Dated January 31, 2006, between

                                Vladimir Danilov
                                       and
                        Centrasia Mining Kazakhstan Ltd.


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                             CENTRASIA MINING CORP.
                          300-1055 WEST HASTINGS STREET
                        VANCOUVER, B.C., CANADA, V6E 2E9
                                TEL: 604.688.4110
                                FAX: 604.688.4169


February 1, 2006

To:  Vladimir Danilov
     Office 215
     20 Shalyapin Str.
     Almaty, Kazakhstan


RE:  CONSULTING AGREEMENT

This Agreement contains the terms and conditions of your being retained as the General Director of the Kazakh subsidiary of Centrasia Mining Corp. ("Centrasia"), which subsidiary is to be incorporated (the "Company"). This Agreement will commence with effect from February 1, 2006 (the "Commencement Date") and will continue until terminated in accordance with Section 4 below.

1)   GENERAL

     a) POSITION & RESPONSIBILITIES: Your position will be as General Director of the Company. You will be responsible for the day-to-day operations of the Company. You will report to Mr. William Tafuri, who is the Vice-President of Exploration and Director of Operations, Asia for Centrasia.

     b) TIME AND DUTIES: You will devote not less than fifty percent (50%) of your business time, attention and abilities to the position hereby granted and accepted. Notwithstanding the foregoing, you hereby confirm that all of your activities in Kazakhstan will be for the exclusive benefit of the Company. While performing your duties and responsibilities you will give the Company the full benefit of your knowledge, expertise, skill and ingenuity. You acknowledge that in this position you may be required to fulfill duties and responsibilities outside of normal business hours.

     c) NEW ACQUISITIONS BY THE COMPANY: You confirm that all new property interests acquired by the Company after the date hereof will be for the Company's account exclusively, and no additional finder's fees or other compensation will be payable to any party that is non-arm's length to you in respect of any such acquisition.


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     d)   REMUNERATION:  In  consideration of the performance of all your duties and responsibilities under this Agreement you will receive a fee equal to US$36,000 per year, payable in arrears in equal monthly payments. For good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged) Centrasia hereby guarantees that the Company will honour and comply with its obligation to pay this remuneration to you under this Agreement.

     e) BENEFITS AND REIMBURSABLE EXPENSES: Transport to/from project sites, all accommodation and meal costs related to your work, and any other reasonable out-of-pocket expenses incurred while performing your duties will be paid by the Company.

     f) OPTIONS, ETC.: You will be eligible for the grant of stock option(s) by Centrasia, and to the payment of cash or other bonuses in exceptional circumstances at the discretion of the Board of Directors of Centrasia, subject, where applicable, to regulatory approval.

2) CONFIDENTIALITY: You acknowledge that your position with the Company under this Agreement will place them in a position whereby they will be party to confidential Company information ("Confidential Information") in regard to the Company and its operations. You hereby undertake not to reveal or pass on (unless obligated by law) or to use this privileged Confidential
     Information both during and subsequent to the termination of this Agreement, other than to carry out their obligations to the Company. Such disclosure leading to damages to the Company or otherwise will result in the termination of this Agreement and/or the Company seeking damages or losses. You will not copy Confidential Information except as required to carry out their duties and responsibilities.

3) OBLIGATIONS: Throughout the term of this Agreement, you will faithfully serve the Company and use your best efforts to promote and further its business. You will act honestly and in good faith in what you reasonably believe are the best interests of the Company. You will adhere to all applicable policies of the Company and exercise the degree of care, diligence and skill that a reasonably prudent manager would exercise in comparable circumstances. You will not receive or accept for your benefit, either directly or indirectly, any commission, rebate, discount, gratuity or profit from any person having or proposing business transactions with the Company, without prior written approval from the Company.

4) TERM: This Agreement will be for a term of one year commencing on the Commencement Date and expiring on the first anniversary of the Commencement Date, subject to earlier termination as provided herein. At the end of the initial term of this Agreement, it will be automatically renewed for successive one year periods unless either party gives written notice to the other party of non-renewal at least 90 days in advance of the expiration date of the then current term. The parties agree that in order to protect the Company's business interests, the Company may, in its sole discretion, waive the right to notice and end this Agreement at any time upon payment of three month's pay and any legitimate business expenses payable to you. Where you are in breach of this contract, engage in conduct which is dishonest, illegal or damaging to the reputation of the Company, willfully fail to follow Company policy or direction, or through your own actions are incapable of carrying out your responsibilities, then the Company may
     terminate   this   Agreement   without   notice  and  without   payment  of
     compensation. Upon termination of this Agreement, you will immediately return all Company property (including, but not restricted to, all documents or data (written or digital), keys and other hard assets).


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5)   GOVERNING  LAW:  The  Agreement  shall  be  governed  by and  construed  in accordance with the laws of British Columbia and the laws of Canada applicable in British Columbia.

6)   OTHER:

     a) No change or modification to this Agreement will be valid unless it is in writing and signed by both parties.

     b) The parties agree that they understand the terms contained in this Agreement are fair and equitable, and that they have each executed this Agreement of their own free will.

If you are in agreement with the foregoing, please sign this Agreement where indicated and fax it to the undersigned at 604-688-4169 or otherwise return it to our office.


Yours sincerely,

For and on behalf of
Centrasia Mining Corp.
and the Company


By:  /s/ Douglas Turnbull

     Douglas Turnbull


I acknowledge and agree to the terms and conditions of my being retained as the General Director of the Company as set out above.

DATED as of the 1st day of February, 2006



Signed:   /s/ Vladimir Danilov
          --------------------------------
          Vladimir Danilov



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